UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2006

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31617 (Commission File Number)	72-0679819 (IRS Employer Identification No.)

2000 W. Sam Houston Pkwy. S., Suite 1700
Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
Registrant’s telephone number, including area code: (713) 267-7600
Former Name or Former Address, if Changed Since Last Report:

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation.
     Effective September 14, 2006, Bristow Group Inc. (the “Company”) filed a Certificate of Designation with the Secretary of State of the State of Delaware for 4,600,000 shares of 5.50% Mandatory Convertible Preferred Stock, par value $.01 per share (the “Mandatory Convertible Preferred Stock”). The Certificate of Designation is incorporated by reference in this report as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01 Other Events.
     The Company issued a press release on September 13, 2006 to announce the pricing of its offering of $200 million of the Mandatory Convertible Preferred Stock. A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

Exhibit Number	Description of Exhibit
3.1
Certificate of designation establishing the 5.50% Mandatory Convertible Preferred Stock, dated September 14, 2006 (incorporated herein by reference to Exhibit 14 of Registration Statement on Form 8-A (File No. 001-31617) filed September 15, 2006).

99.1	Press Release dated September 13, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 18, 2006

BRISTOW GROUP INC. (Registrant)
By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President and General Counsel, Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1
Certificate of designation establishing the 5.50% Mandatory Convertible Preferred Stock, dated September 14, 2006 (incorporated herein by reference to Exhibit 14 of Registration Statement on Form 8-A (File No. 001-31617) filed September 15, 2006).

99.1	Press Release dated September 13, 2006.